Investor Update November 16, 2026 NYSE: AMTB

Being the bank of choice in the markets we serve. Table of Contents 3 About Us 9 Company Updates 13 Performance Updates 24 Supplemental Information 34 Appendix Investor Update | 1

Important Notices and Disclosures Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward-looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on loan recoveries, or reaching positive resolutions on problem loans, or significantly reducing special mention and/or non-performing loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlook,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025 filed on February 27, 2026, in our quarterly report on Form 10-Q for the quarter ended March 31, 2026, filed on May 1, 2026, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three and nine month periods ended September 30, 2026 and 2025, and the three month periods ended June 30, 2026, March 31, 2026, and December 31, 2025, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2026, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-tax pre-provision net revenue (PPNR)”, "tangible common equity ratio", and “tangible stockholders’ equity (book value) per common share”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures”. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our business. Management believes that these supplementary non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to GAAP reported results. Beginning in the first quarter of 2026, the Company reviewed and updated its use of non-GAAP financial measures and now presents a limited set of metrics that management uses to evaluate performance and make operating decisions. As part of this update, the Company discontinued the presentation of “Core PPNR”, “core noninterest income”, “core noninterest expense”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, and “core efficiency ratio” as management determined these measures are no longer primary metrics used internally. This change does not reflect any change in the Company’s underlying business, operations, or GAAP financial results. Investor Update | 2

About Us Investor Update | 3

About Us Financial and non-financial information provided here is as of September 30, 2026. History Founded in 1979 Completed IPO in December 2018 Rebranded as Amerant in June 2019 Team Members 687 FTEs Assets $10.2 billion Deposits $8.3 billion AUM $3.45 billion under management/custody Investor Update | 4

Our Investment Proposition Established franchise with high scarcity value; presence in attractive, high-growth markets of South Florida, Tampa and Central Florida Vertically-integrated platform to serve LATAM clients Strong and diverse deposit base; organic, relationship-first focus Company focus is on the execution of strategic plan to unlock sustainable and profitable growth • Operating with a fully integrated, state-of-the-art core tech system, enabling us to better serve our customers and team members • Completed exit of non-core markets (NY and TX); focusing on organic growth in Florida • Continue to selectively invest in both business development and credit risk management talent to drive incremental growth • Branch network in place to support future growth in Florida • Digital transformation efforts well underway; leveraging AI capabilities in different areas to drive efficiencies We have a strong foundation to enable us to become a consistent top-quartile performer as Florida’s bank of choice. Investor Update | 5

Our Mission, Vision, and Precepts Mission To provide our customers with the products, services and advice they need to achieve financial success, through our diverse, inclusive and motivated team that is personally involved with the communities we serve, all of which result in increased shareholder value. Vision To be the bank of choice in the markets we serve. Precepts Investor Update | 6

Investor Update | 7 Experienced Leadership Team Carlos Iafigliola President, Chief Executive Officer and Director Carlos Iafigliola was appointed President, CEO and Director in May 2026 after having served as Interim CEO and Director since November 2025. He previously served as SEVP, Chief Operating Officer (COO) since June 2023, where he was responsible for Amerant’s loan and deposit operations, project management, technology services, facilities, and digital. Prior to being COO, he served as EVP, Chief Financial Officer since May 2020, spearheading Amerant's financial management. Sharymar Calderón SEVP, Chief Financial Officer Sharymar Calderón was appointed EVP, Chief Financial Officer (CFO) in June 2023 and SEVP in November 2024. She is responsible for Amerant’s financial management, including treasury, financial reporting and accounting, financial planning and analysis, strategy, investor relations, internal controls and corporate tax. Prior to her appointment as CFO, she served as Amerant’s Head of Internal Audit. Lee Ann Cragg SEVP, Chief Credit Officer Lee Ann Cragg serves as SEVP, Chief Credit Officer. In this role, she oversees Credit Services, Credit Risk, and Special Assets, ensuring strong credit quality, regulatory excellence, and disciplined risk management across all portfolios. She brings more than 15 years of commercial banking and credit risk experience and has been a strategic leader within Amerant’s Commercial and Industrial (C&I) Credit department since joining the organization. Tony Eelman EVP, Chief Product Officer Tony Eelman serves as EVP, Chief Product Officer where he leads enterprise product strategy and development across the bank’s lending and financial services platforms. He is responsible for aligning product design, technology enablement, and go-to-market execution to deliver client-focused solutions that support sustainable growth. Prior to his appointment as CPO, he served as President of Amerant Bank's subsidiary, Amerant Mortgage. Mike Nursey SEVP, Chief Domestic Banking Officer Mike Nursey serves as SEVP, Chief Domestic Banking Officer. In this role, he leads Commercial Banking, Corporate Banking, and Commercial Real Estate, while also assuming leadership of Retail, Private, and Business Banking. Mike joined Amerant in June 2024 as Central FL Market President, leading the bank’s expansion efforts in the Tampa market. Prior to joining Amerant, he held executive positions at TD Bank and Regions Bank.

Investor Update | 8 Experienced Leadership Team Pedro Parra SEVP, Chief International Banking Officer Pedro Parra serves as SEVP, Chief International Banking Officer. In this role, he leads Amerant’s international banking platform, overseeing Private, Retail, Corporate and Commercial Banking, and Client Services. He is responsible for Amerant’s strategic focus on strengthening and expanding its international client relationships. He was most recently SEVP, Head of International Banking and has held multiple leadership roles since joining Amerant in 2000. Mariola Sanchez SEVP, Chief Administrative Officer Mariola Triana Sanchez was appointed Chief Administrative Officer in April 2025 after having served as Chief People Officer (CPO) since June 2022. She serves as Amerant's General Counsel and oversees human resources, legal, corporate communications, community relations, and sustainability. Adrian Rodriguez EVP, Chief Operating Officer Adrian Rodriguez was appointed EVP, Chief Operating Officer in May 2026 after having served as Interim COO since November 2025. In his role, he oversees the bank’s core operating functions, including loan and credit operations, deposit and payment operations, IT, facilities management, project management, procurement and digital innovation. Most recently, he served as Head of Loan Operations, where he played a key role in strengthening operational controls and supporting the bank's efficiency and growth initiatives. Laura Rossi EVP, Head of Investor Relations & Strategy Laura Rossi serves as EVP, Head of Investor Relations & Strategy. In this role, she spearheads Amerant’s relationship with the investment community and rating agencies, as well as the Company’s strategic planning and execution process. She served as Project Manager for the Company’s spin-off and IPO in 2018, and has held various roles since joining Amerant in 2005. Yecimar Tirado EVP, Chief Risk Officer Yecimar Tirado serves as Head of Internal Audit. She joined Amerant in 2023 and has been instrumental in the development of the Company's internal audit function by strengthening its governance and control environment. She brings extensive experience in internal audit, enterprise risk management, governance, and regulatory oversight. Prior to joining Amerant, she served as Head of Internal Audit at Oportun, and held leadership roles at Ocean Bank and Capital Bank.

Company Updates Investor Update | 9

Strategic Initiatives Investor Update | 10 1. Transform Credit • Asset quality reflects continued portfolio de-risking, with sustained improvement toward target levels • Advancing workflow enhancements and automating the credit approval process to improve data integrity, accountability, and consistency 2. Operational Efficiency • Continued disciplined expense management efforts while enhancing our earnings generation power to significantly improve operational efficiency 3. Client Profitability • Evaluated and prioritized relationship return by segmenting our portfolio based on profitability to allocate resources where they yield the most value 4. Grow the Bank • Accelerated domestic loan growth while sustaining the momentum of our international franchise across both deposits and AUMs With a stronger foundation now in place, our focus is shifting toward enhancing franchise value and delivering sustainable returns for our shareholders. Improved Credit Evaluation Processes Strengthened Portfolio Oversight: Established dedicated Portfolio Management team to enhance monitoring, reporting and escalation; investing in additional training for underwriting and relationship teams to improve accuracy and consistency of risk ratings Enhanced Risk-rating Process: Embedded new checkpoints throughout our monitoring process. We have also increased the cadence of multiple loan monitoring meetings with proactive strategy discussions Expanded Review Coverage & Rigor: Redesigned annual reviews for deeper and earlier issue identification; lowered review threshold from $5 million to $3 million in credit exposure and subsequently lowered to $1 million for the upcoming credit review cycle; introduced consistent quarterly "Top 20" reviews across CRE, C&I, and Consumer loans to monitor the largest relationships, and targeted analysis for higher risk categories Aligned Incentives: Incorporated portfolio management metrics into banker compensation beginning in 2026

Outlook Balance Sheet • Total loans projected to reach approximately $7.3 billion by 4Q26 • Total deposits projected to reach approximately $8.5 billion by 4Q26, primarily driven by low-cost international deposit growth Income Statement • Net Interest Margin ("NIM") projected to be in the range of 3.65% to 3.70% in 4Q26 • Noninterest expense projected to be approximately $68 million in 4Q26, as we continue to make progress toward a target efficiency ratio of approximately 60% Capital Management • Will continue to optimize capital management, balancing between retaining capital for growth, and buybacks and dividends to enhance shareholder returns Investor Update | 11

Digital Innovation Building on our FIS technology foundation, we are executing a secure, digital strategy that enables Amerant’s Relationship-First model, drives operational efficiency, and supports scalable, profitable growth. Deepen client relationships & revenue growth - Leverage improved data quality, integrations, and advanced CRM capabilities to enhance cross-sell opportunities Modernize onboarding & client experience - Scale digital onboarding and self-service capabilities to deliver faster, more seamless experiences across all segments Retail digital lending - Developing digital loan and credit card application/onboarding capabilities Drive efficiency through automation - Standardize workflows across platforms to reduce manual processes, improve consistency, and increase productivity across front, middle and back office Monetize the technology ecosystem - Continue leveraging the FIS-enabled architecture and integrated platforms to create scalable capabilities and unlock value from prior investments Digital innovation and AI are not standalone initiatives - they are core enablers of Amerant's strategy, supporting revenue growth, efficiency gains, and a differentiated client experience while maintaining strong governance and regulatory alignment Amerant is leveraging its modernized technology and data foundation to scale digital capabilities and embed AI responsibly across the enterprise - enhancing decision-making, improving efficiency, and reinforcing our ability to grow securely within a regulated environment. Augment - Focus AI on increasing employee capacity and productivity, enabling growth without proportional increases in headcount Value-driven, disciplined execution - Prioritize use cases based on business value, feasibility, and risk - focusing on quick wins while building long-term capabilities Build on existing risk management programs - AI will operate within established frameworks including Model Risk, Information Security, Data Governance, Vendor Risk and Compliance Investor Update | 12

Performance Updates Investor Update | 13

Key Performance Metrics (as of September 30, 2026) Other Highlights 3Q26 Loan to deposit ratio was 85.78% compared to 82.17% in 2Q26 Total deposits remained stable All capital ratios substantially above “well-capitalized” levels Investor Update | 14 NIB Deposits/ Total Deposits Net Interest Margin Efficiency Ratio ROA ROE Tier 1 Capital Ratio ACL/ Total Loans Held for Investment

Deposit Composition (as of September 30, 2026) Deposit Composition ($ in millions, except for percentages) Domestic Deposits 61% of Total Deposits Avg. account balance: $119,000 (2) 3Q26 New Deposit Accounts: ~1,250 (Total Accounts: ~32,300) International Deposits 39% of Total Deposits Avg. account balance: $56,000 (2) 3Q26 New Deposit Accounts: ~1,200 (Total Accounts: ~57,600) (1) Brokered Deposits : All other periods primarily consisted of time deposits. (2) Average deposit account balances calculated as of September 30, 2026 Investor Update | 15

Loan Composition (as of September 30, 2026) Loan Composition (1) ($ in millions, except for percentages) Loans by Domicile (1) Geographic Mix of Loans (1) (1) 3Q26, 2Q26, 1Q26 and 4Q25 includes both mortgage loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value. There were no loans held for sale in 3Q25. This geographic categorization is based on internal criteria. (2) Consists of international loans, primarily residential loans with U.S. collateral. Investor Update | 16 99.6% $7,073 $6,942 $6,697 $6,753 $6,866

Non-Performing Assets (as of September 30, 2026) Non-Performing Assets ($ in millions except for %) Non-Performing Loans ($ in millions) Investor Update | 17 $186.6 $139.9 $186.9 $191.6 $124.3 $171.4 $176.1 $171.1 $149.5 $159.5

Non-Performing Loans Investor Update | 18 Highlights NPAs were $159.5 million, which includes $149.5 million in NPLs and $10.0 million in OREO. As of 3Q26, the NPLs had the following composition: • $41.3 million had real estate collateral with a weighted avg. LTV of 73.9% • $19.7 million had other types of collateral • $64.3 million were cashflow-dependent loans • The remaining loans were collectively evaluated for reserves ($ in millions)

Classified Loans Investor Update |19 Highlights As of 3Q26 the Classified loans had the following composition: • $90.4 million had real estate collateral with a weighted avg. LTV of 68.4% • $81.1 million were cashflow-dependent loans • $17.2 million had other types of collateral • The remaining loans were collectively evaluated for reserve ($ in millions)

Special Mention Loans Investor Update | 20 Highlights As of 3Q26 the Special Mention loans had the following composition: • $116.7 million had real estate collateral with a weighted avg. LTV of 58.4% • The remaining loans were smaller commercial loans ($ in millions) $(54.1)

Allowance for Credit Losses Composition Investor Update | 21 NCO-to-Average Total Loans Ratio (% are annualized) ($ in millions) ($ in thousands) (1) Includes ACL on purchased seasoned loans ("PSLs"). See Glossary for more details on the Company's early adoption of ASU 2025-08.

14.48% Total Capital Ratio Regulatory Minimum (1): 10.00% Common Equity Tier 1 Capital (CET1) Ratio Regulatory Minimum (1): 6.50% 12.07% 8.04% TCE Ratio (2,3) TBV/Share (3) $20.94 Capital (as of September 30, 2026) Capital Allocation Strategy Class A Common Stock Repurchase Program In the nine months ended September 30, 2026, repurchased 1,620,085 shares for $37.1 million at a weighted average price of $22.71 per share, or 1.09x of Tangible Book Value ("TBV") (3) per share and 1.06x of book value per share Return of capital to shareholders through quarterly cash dividend Declared a cash dividend of $0.09 per common share on October 21, 2026 payable on November 27, 2026 to shareholders of record as of November 13, 2026 (1) Regulatory minimum to be considered “Well-Capitalized”. (2) TCE Ratio: includes $118.9 million accumulated unrealized losses net of taxes, compared to $23.7 million in 2Q26 (3) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. Investor Update | 22

Liquidity (as of September 30, 2026) Our standard liquidity management practices include: Semi-annual regular testing of lines of credit; satisfactory results have been obtained as of June 30, 2026 Daily monitoring of Federal Reserve Bank account balances as well as large fund providers Daily analysis of lending pipeline and deposit gathering opportunities and their impact on cash flow projections Threshold associated with liquidity stress test scenarios Threshold for deposit concentration Limits on liquidity ratios Active collateral management of both loan and investment portfolios with lending facilities at FHLB and FRB 100.0% of the total available-for-sale securities portfolio consists of MBS-issued or guaranteed by government agencies and government sponsored enterprises Available line of credit with the FHLB as of 3Q26: Total advances with the FHLB were $715.0 million Borrowing capacity with FHLB is approximately $2.3 billion, including both securities and loans as collateral Additional actions that strengthen liquidity position: $299.7 million in interest earning deposits with banks, mainly cash held at the Federal Reserve Bank (“FRB”) account as of September 30, 2026 Continued offering FDIC insurance through Insured Cash Sweep (“ICS”) Investor Update | 23

Supplemental Information Investor Update | 24

Investor Update | 25 Investment Portfolio Balances and Yields (1) ($ in millions) Fixed vs. Floating (2) Expected Prepayments & Maturities ($ in millions) (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or floating) (3) Based on estimated prepayment speeds

Investor Update | 26 Drivers of Change in NIM Net Interest Income (NII) and NIM (%) ($ in millions, except for percentages) Interest-Bearing Deposits Beta Evolution (1) (1) Beta calculation does not include brokered deposits. (2) Reset starting point for beta calculation for 8/31/26, as the first increase in Fed funds rates following the downward rate cycle occurred in Sep. 2026. Cost of Funds 3Q25 4Q25 1Q26 2Q26 3Q26 Cost of Deposits (Domestic) 3.00% 2.96% 3.00% 2.93% 2.85% Cost of Deposits (International) 1.19% 1.11% 1.04% 0.99% 0.94% Cost of FHLB Advances 4.00% 3.90% 3.90% 3.90% 3.81% Cost of Funds 2.57% 2.51% 2.51% 2.38% 2.23%

Investor Update | 27 Loans Held for Investment Portfolio by Industry (September 30, 2026) ($ in millions except %) (1) Consists primarily of finance facilities granted to non-bank financial companies composed mainly of 2.2% corporate finance, 0.6% CRE note-on-note financing, 0.8% mortgage warehousing lines and 0.1% others (2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities. (3) Food wholesalers represented approximately 55%. (4) Gasoline stations represented approximately 35%. (5) Healthcare represented approximately 42%. (6) Restaurants and food services represented 57%. (7) Primarily residential 29%, other consumer loans 1% and loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loan portfolio Highlights • Diversified portfolio - highest sector concentration, other than real estate, at 12% of total loans • 73% of total loans secured by real estate • Main concentrations:  CRE  Services – Communication, Transportation, Health and Other  Services – Accommodation, Restaurants, Entertainment and other services  Retail - Gas stations and Food retailers  Wholesale - Food & Electronics and Computer parts wholesalers  Financial Sector - Non-Depository Financial institutions

CRE Loans Held for Investment - Detail

Outstanding as of September 30, 2026
($ in millions, except %)

CRE Type	FL	TX	NY	Other	Total	% Total CRE	% Total Loans (1)	Income Producing (2)	Land and Construction
Retail	$492	$10	$44	$32	$578	26.4%	8.3%	$578	0
Multifamily	282	64	43	92	481	22.0%	6.9%	220	261
Office	255	63	18	70	406	18.5%	5.8%	396	10
Hotels	176	28	—	13	217	9.9%	3.1%	201	16
Industrial	84	—	—	32	116	5.3%	1.7%	116	—
Specialty	166	12	—	29	207	9.5%	3.0%	178	29
Land	172	—	—	13	185	8.4%	2.6%	—	185
Total CRE	**$1,627**	**$177**	**$105**	**$281**	**$2,190**	**100.0%**	**31.4%**	**$1,689**	**$501**

This geographic segmentation is based on collateral location
(1) Calculated as a percentage of loans held for investment only
(2) Income producing properties include non-owner occupied and multi-family residential loans

CRE Loans Held for Sale

CRE Type	FL	TX	NY	Total
Retail	$6	$-	$17	$23
Office	-	-	21	21
Hotels	-	16	-	16
Land	23	-	-	23
Total	$29	$16	$38	$83

Credit Quality

NPLs/Total Loans and NPAs/Total Assets


1.79%
1.34%
2.56%
1.91%
2.61%
1.93%
2.49%
1.81%
2.11%
1.56%
3Q25
4Q25
1Q26
2Q26
3Q26
NPLs / Total Loans
NPAs / Total Assets

Allowance for Credit Losses

($ in millions)


$94.9
1.37%
$79.3
1.20%
$79.2
1.21%
$85.5
1.27%
$94.8
1.36%
3Q25
4Q25
1Q26
2Q26
3Q26
Allowance for credit Losses
ACL as a % of Total Loans held for investment

Allowance for Credit Losses / Total NPL


0.8x
0.5x
0.5x
0.5x
0.6x
3Q25
4Q25
1Q26
2Q26
3Q26

Net Charge-Offs / Average Total Loans Held for Investment


0.39%
1.07%
0.45%
0.08%
0.12%
3Q25
4Q25
1Q26
2Q26
3Q26

Investor Update I 28

Investor Update I 29 CRE Retail - Detail (as of September 30, 2026) CRE Office - Detail (as of September 30, 2026) • Florida primarily includes neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York primarily includes two loans in high traffic retail corridors with proximity to public transportation services • Single-tenant consists of one loan in Michigan (Gym) and three smaller loans in South Florida CRE Retail (1) CRE Retail - Single Tenant(1) CRE Retail - LTV (2) Total: $521 million Loan Portfolio Percentage: 7.5% Total: $22 million Loan Portfolio Percentage: 0.3% Total: $388 million Loan Portfolio Percentage: 5.6% CRE Office (1) Office - LTV (2) CRE office above $3 million represents 22 loans totaling $388 million, or 96% of total CRE office with avg. debt-service coverage (DSCR) (3) 1.6x and LTV 57% • Florida: 16 loans totaling $240 million (48% Miami-Dade, 36% Broward, 6% Palm Beach, and 10% Duval) with avg. DSCR 1.7x and LTV 56% • New York: 1 loan totaling $18 million (Westchester) with avg. DSCR 1.8x and LTV 51% • Texas: 3 loans totaling $61 million, 2 in Dallas and 1 in Houston, with avg. DSCR 1.2x and LTV 54% • Other: 2 loans totaling $69 million, 1 in Memphis, TN and 1 in Atlanta, GA with avg. DSCR 1.2x and LTV 66% (1) Loans held for investment above $3 million (2) LTV at origination (3) DSCR based upon most recent borrower information

Interest Rate Sensitivity Impact on NII from Interest Rate Change (1) (2) As of September 30, 2026 Impact on AFS from Interest Rate Change (1) As of September 30, 2026 Loan Portfolio Details As of September 30, 2026 By Rate Type By Repricing Term By Interest Type By Floors (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve (2) Totals may not sum due to rounding Investor Update I 30 Expected pre-tax AOCL Improvement

Investor Update I 31 Noninterest Income Mix Assets Under Management Custody Noninterest Expense Mix $17.3 $22.0 $17.4 $18.2 $18.3 International Domestic (1) Other noninterest income in 4Q25 includes $3.3 million gain on the sale and leaseback of two banking centers. $71.6 $74.4 $77.8 $106.8 $66.9 $68.9 $69.1 (1) Other operating expenses include $14.8 million in losses on loans held for sale carried at the lower of cost or fair value, $7.5 million in contract termination costs, $3.8 million in staff separation costs and $3.1 million in other noninterest expenses. ($ in millions, except for FTEs) ($ in millions) 3Q25 3Q26

EPS Trend Change in Diluted Earnings Per Common Share Investor Update | 32 (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP.

Glossary • ACL - Allowance for Credit Losses • MV - Market Value • AFS - Available for Sale • NCO - Net Charge-Offs • AOCL - Accumulated Other Comprehensive Loss • NII - Net Interest Income • AUM - Assets Under Management • NIM - Net Interest Margin • CET 1 - Common Equity Tier 1 capital ratio • NPA - Non-Performing Assets • CRE - Commercial Real Estate • NPL - Non-Performing Loans • Customer CDs - Customer certificates of deposits • PPNR - Pre-tax Pre-provision Net Revenue • DSCR - Debt Service Coverage Ratio • ROA - Return on Assets • EPS – Earnings per Share • ROE - Return on Equity • FHLB - Federal Home Loan Bank • SOFR - Secured Overnight Financing Rate • FTE - Full Time Equivalent Employees • TCE ratio – Tangible Common Equity ratio • LTV - Loan-to-Value Ratio • TBV - Tangible Book Value • MBS - Mortgage-Backed Security • Assets under management and custody: consists of assets held for clients in an agency or fiduciary capacity which are not assets of the Company and therefore are not included in the consolidated financial statements. • Classified loans: consist of loans that have been adversely classified due to credit risk and are categorized as substandard and doubtful. • Core deposits: consist of total deposits excluding all time deposits • Cost of Funds: calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand deposits • Cost of Total Deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits. • In the first quarter of 2026, the Company early adopted ASU 2025-08, which expands the use of the gross-up approach for certain purchased loans and eliminates Day 1 credit loss expense. As a result, in the third, second and first quarters of 2026 , the Company recorded an allowance for credit losses of $2.5 million, $1.9 million and $0.5 million, respectively, on approximately $190.6 million, $149.5 million and $36.8 million of acquired loans, respectively, with no day 1 impact to earnings. • Loans Held for Investment: excludes loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value • Net Charge-Offs -charge-offs net of recoveries • Net Charge Offs/Average Total Loans Held for Investment: – Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses – Total loans exclude loans held for sale • Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned (“OREO”) properties acquired through or in lieu of foreclosure and other repossessed assets. • Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. • Quarterly beta (as shown in NII & NIM Slide): calculated based upon the change of the cost of deposit over the change of Federal funds rate (if any) during the quarter. • ROA: calculated based upon the average daily balance of total assets • ROE: calculated based upon the average daily balance of stockholders’ equity • Total gross loans: consists of the principal balance of outstanding loans, including loans held for investment , loans held for sale at the lower of cost or fair value, and mortgage loans held for sale, net of unamortized deferred loan origination fees and loan origination costs, unamortized premiums paid on purchased loans and the unamortized balance of initial allowance for credit losses on purchased seasoned loans. • Totals may not sum due to rounding of line items. Investor Update I 33

Appendix Investor Update | 34

Appendix 1 - Non-GAAP Financial Measures Reconciliation The following tables set forth selected financial information derived from the Company’s interim unaudited and annual audited consolidated financial statements, adjusted for certain items, including the provision for credit losses, income taxes and goodwill and other intangible assets. The Company believes these adjusted numbers are useful to understand the Company’s performance and underlying trends. Investor Update | 35 (1) Includes provision for credit losses on loans and provision for loan contingencies. (2) As of September 30, 2026 and June 30, 2026, other intangible assets primarily consist of naming rights. Other intangible assets are included in other assets in the Company’s consolidated balance sheets.

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